UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RVUE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	94-3461079
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N.E. 3rd Avenue, Suite 200 Fort Lauderdale, Florida 33301
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act registration statement file number to which this form relates:  N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

rVue Holdings, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share appearing under the caption “Description of Capital Stock” contained in the Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 19, 2010, as amended, and as the same may be subsequently amended.

Item 2.  Exhibits.

The registrant hereby incorporates by reference herein the following exhibits:

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 from the Current Report on Form 8-K filed on April 21, 2010)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 from the Current Report on Form 8-K filed on May 19, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RVUE HOLDINGS, INC.

Date: April 12, 2011	By:	/s/ Jason Kates
		Name:	Jason Kates
		Title:	Chief Executive Officer